Exhibit 10.3.1

Stock Option Grant

Sun Healthcare Group, Inc.
2004 Equity Incentive Plan

Name of Optionee:	[______]

Shares Subject to Option:	[______] shares of common stock, par value $.01 (“Common Stock”), of Sun Healthcare Group, Inc. (the “Company”).

Type of Option:	Nonqualified Stock Option

Exercise Price Per Share:	[______]

Date of Grant:	[______]

Date Exercisable/Vesting:
This option may be exercised to the extent the shares of Common Stock subject to this option have vested at any time after the Date of Grant.  The option vests as follows if you are employed by the Company or its subsidiaries on the applicable vesting date: (1) 25% of the shares subject to this option vest on each of the first four anniversaries of the Date of Grant; (2) the unvested portion of this option will vest in full upon your termination of Service by the Company or its subsidiaries without Good Cause or your resignation from Service for Good Reason, or your death or Disability; and (3) this option vests in full upon the date of a Change in Control.  The terms “Service,” “Good Cause,” “Good Reason,” “Disability” and “Change in Control” are used as defined in the Plan.

Expiration Date:	[______], subject to earlier termination in accordance with the Terms.

By signing your name below, you accept this option and acknowledge and agree that this option is granted under and governed by the terms and conditions (collectively, the “Terms”) of the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, both of which are hereby made a part of this document.

Optionee:	Sun Healthcare Group, Inc.

Signature	By: Richard Matros
Title: Chief Executive Officer

Stock Option Agreement

Sun Healthcare Group, Inc.
2004 Equity Incentive Plan

1.           GRANT OF OPTION.

(a)           Option.  On the terms and conditions set forth in this Agreement and each Notice of Stock Option Grant referencing this Agreement (the “Notice”), the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price a number of shares of Common Stock, all as set forth in the Notice.  Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement.

(b)           Plan and Defined Terms.  This option is granted under and subject to the terms of the 2004 Equity Incentive Plan (the “Plan”), which is incorporated herein by this reference.  Capitalized terms are defined in the Plan.

(c)           Scope of this Agreement.  This Agreement shall apply both to this option (or options) and to the shares of Common Stock acquired upon the exercise of such     option(s).

2.           RIGHT TO EXERCISE.

              Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice.

3.           TRANSFER OR ASSIGNMENT OF OPTION.

(a)           Generally.   This option shall be exercisable during the Optionee’s lifetime, only by the Optionee.  Except as otherwise provided in subsection (b) below, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

(b)           Permitted Transfers.  The Optionee shall be permitted to transfer this option, in connection with his or her estate plan, to the Optionee’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.

4.           EXERCISE PROCEDURES.

(a)           Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company specifying the election to exercise this option, the number of shares of Common Stock for which it is being exercised and the form of payment.  Exhibit A is an example of a “Notice of Exercise”.  The Notice of Exercise shall be signed by the person exercising this option.  In the event that this option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.  The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under

Section 5 for the full amount of the Purchase Price.

(b)           Issuance of Common Stock.  After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the shares of Common Stock as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c)           Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option, as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of shares of Common Stock purchased by exercising this option.

5.           PAYMENT FOR SHARES OF COMMON STOCK.

(a)           Cash or Check.  All or part of the Purchase Price may be paid in cash or by check.

(b)           Alternative Methods of Payment. At the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following methods:

(i)           Surrender of Stock.  By surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee free and clear of any restriction or limitation, unless the Company specifically agrees to accept such shares of Common Stock subject to such restriction or limitation.  Such shares of Common Stock shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of this option.  The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes that otherwise would not have occurred.

(ii)           Exercise/Sale.  By the delivery (on a form prescribed by the Company) of an irrevocable direction (A) to a securities broker approved by the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company, or (B) to pledge shares of Common Stock to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company.

Should the Committee exercise its discretion to permit the Optionee to exercise this option in whole or in part in accordance with this subsection (b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this option or with respect to any other option to purchase shares of Common Stock held by the Optionee.

6.           TERM AND EXPIRATION.

(a)           Basic Term.  Subject to earlier termination in accordance with subsection (b) below, the exercise period of this option shall expire on the expiration date set forth in the Notice, or in the event of the Optionee's death, the date that is one (1) year after the Optionee's Service terminates because of his or her death, if later.

(b)           Termination of Service.  If the Optionee’s Service terminates for any reason, then the exercise period for this option shall expire on the earliest of the following occasions (or such later date as the Committee may determine):

(i)           The expiration date determined pursuant to subsection (a) above;

(ii)           The date three (3) months after the termination of the Optionee’s Service for any reason other than death, Disability or Good Cause;

(iii)           The date six (6) months after the termination of the Optionee’s Service by reason of Disability or retirement pursuant to any then current formal retirement policy of the Company;

(iv)           The date twelve (12) months after the Optionee’s death; or

(v)           The date of termination of the Optionee’s Service if such termination is for Good Cause or if Good Cause exists on such date.

The Optionee (or in the case of the Optionee’s death or disability, the Optionee’s representative) may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable for vested shares of Common Stock on or before the date the Optionee’s Service terminates.  When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of shares of Common Stock for which this option is not yet vested.

(c)           Leaves of Absence.  For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

7.           ADJUSTMENT OF SHARES OF COMMON STOCK.

(a)           Adjustment Generally.  If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares of Common Stock, exchange of shares of Common Stock, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to this option so that this option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to the option had such option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b)           Modification of Option.  In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of the Optionee's rights hereunder, the Committee may adjust, in an equitable manner, the number and kind of shares of Common Stock that may be issued under this Agreement, the Exercise Price applicable to this option, and the Fair Market Value of the Common Stock and other value determinations applicable to this option.  Appropriate adjustments may also be made by the Committee in the terms of this option to reflect such changes or distributions and to modify any other terms of this option then outstanding, on an equitable basis, including modifications of performance targets and changes in the length of performance periods.

8.           MISCELLANEOUS PROVISIONS.

(a)           Rights as a Shareholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any shares of Common Stock subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such shares of Common Stock by (i) filing a notice of exercise, and (ii) paying the Purchase Price as provided in this Agreement.

(b)           Tenure.  Nothing in the Notice, Agreement or Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Good Cause.

(c)           Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)           Entire Agreement.  The Notice, this Agreement and the Plan (and, if applicable, any employment or severance agreement between the parties) constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)           Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g)           Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as such laws are applied to contracts entered into and performed in such State.

EXHIBIT A

Sample Notice of Exercise

Sun Healthcare Group, Inc.
18831 Von Karman
Suite 400
Irvine, CA 92612-1537
Attn:  Corporate Secretary

I hereby exercise my stock option granted under the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares of Common Stock that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares of Common Stock by delivery of a check payable to Sun Healthcare Group, Inc. (the “Company”) in the amount described below in full payment for such shares of Common Stock plus all amounts required to be withheld by the Company under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ___________________ (month) ____(year).

No. shares of Common Stock to be Acquired	Type of Option	Exercise Price	Total
Nonqualified Stock Option
Estimated Withholding
Amount Paid

Very truly yours,

______________________
Signature of Optionee

Optionee’s Name and Mailing Address
______________________
______________________
______________________

Optionee’s Social Security Number

_____________________